UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011 (September 7, 2011)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or other jurisdiction of incorporation)	000-52596 (Commission File No.)	30-0309068 (I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 7, 2011, the Circuit Court of Fairfax County, Virginia, entered a final order of dismissal (the “Order”) of the civil action titled Northrop Grumman Systems Corporation v. iStar NG, LP et al. (No. CL 2010 10025) (the “Lawsuit”), after a settlement was reached among Dividend Capital Total Realty Trust Inc. (the “Company”), iStar NG, LP, TRT Acquisitions, LLC and TRT NOIP Colshire—McLean LLC (collectively with the Company, the “Dividend Capital Defendants”), iStar Financial Inc. (“iStar Financial” and, together with the Dividend Capital Defendants, the “Defendants”), and Northrop Grumman Systems Corporation (“Plaintiff”). The Order dismisses all claims, affirmative defenses and counterclaims with prejudice and provides that, as between Plaintiff and Defendants, each will bear their own attorneys’ fees and costs. As previously disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2011, the Dividend Capital Defendants have obtained indemnities from iStar Financial and insurance coverage for the Lawsuit, which are subject to certain terms, conditions, and limitations. The settlement of the Lawsuit will not have a material impact on the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

September 14, 2011
	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer